AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                  BRADFORD BANK
                                       AND
                         WYMAN PARK BANCORPORATION, INC.
                                       AND
                  WYMAN PARK FEDERAL SAVINGS & LOAN ASSOCIATION




                            DATED AS OF JULY 9, 2002

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS


RECITALS            ...........................................................1
ARTICLE I      CERTAIN DEFINITIONS.............................................2
   Section 1.01     Definitions................................................2
ARTICLE II        THE MERGER AND EXCHANGE OF SHARES............................7
   Section 2.01     Effects of Merger; Surviving Corporation...................7
   Section 2.02     Conversion of Shares.......................................8
   Section 2.03     Exchange Procedures........................................8
   Section 2.04     Stock Options.............................................10
   Section 2.05     RRP Awards................................................10
ARTICLE III       REPRESENTATIONS AND WARRANTIES OF PARENT AND WYMAN PARK.....10
   Section 3.01     Organization..............................................11
   Section 3.02     Capitalization............................................11
   Section 3.03     Registered Stock..........................................12
   Section 3.04     Dividends.................................................12
   Section 3.05     Authority; No Violation...................................12
   Section 3.06     Consents..................................................13
   Section 3.07     Financial Statements......................................14
   Section 3.08     Taxes.....................................................15
   Section 3.09     No Material Adverse Effect................................15
   Section 3.10     Contracts.................................................15
   Section 3.11     Ownership of Property; Insurance Coverage.................17
   Section 3.12     Legal Proceedings.........................................18
   Section 3.13     Compliance With Applicable Law............................18
   Section 3.14     ERISA/Employee Compensation...............................19
   Section 3.15     Brokers, Finders and Financial Advisors...................22
   Section 3.16     Other Transaction-Related Agreements and Expenses.........22
   Section 3.17     Environmental Matters.....................................23
   Section 3.18     Loan Portfolio............................................24
   Section 3.19     Information to be Supplied................................25
   Section 3.20     Related Party Transactions................................26
   Section 3.21     Schedule of Termination Benefits..........................26
   Section 3.22     Deposits..................................................26
   Section 3.23     Business Combination......................................26
   Section 3.24     Fairness Opinion..........................................27
   Section 3.25     Risk Management Instruments...............................27
   Section 3.26     Disclosure................................................27
ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF BRADFORD..................27
   Section 4.01     Organization..............................................28
   Section 4.02     Authority; No Violation...................................28

   Section 4.03     Consents..................................................29
   Section 4.04     Financing.................................................29
   Section 4.05     Bradford Financials.......................................30
   Section 4.06     Information to be Supplied................................30
   Section 4.07     Disclosure................................................30
ARTICLE V         COVENANTS OF THE PARTIES....................................31
   Section 5.01     Conduct of Wyman Park's Business..........................31
   Section 5.02     Access; Confidentiality...................................34
   Section 5.03     Regulatory Matters and Consents...........................35
   Section 5.04     Taking of Necessary Action................................36
   Section 5.05     Certain Agreements........................................37
   Section 5.06     No Other Bids and Related Matters.........................38
   Section 5.07     Duty to Advise; Duty to Update Disclosure Schedules.......39
   Section 5.08     Conduct of Bradford's Business............................40
   Section 5.09     Board and Committee Minutes...............................40
   Section 5.10     Undertakings by the Parties...............................40
   Section 5.11     Employee and Termination Benefits.........................42
   Section 5.12     Directors.................................................46
   Section 5.13     Duty to Advise............................................46
   Section 5.14     Reduction of Merger Consideration.........................46
ARTICLE VI        CONDITIONS..................................................47
   Section 6.01     Conditions to Parent's and Wyman Park's Obligations
                    under this Agreement......................................47
   Section 6.02     Conditions to Bradford's Obligations under this Agreement.48
ARTICLE VII       TERMINATION, WAIVER AND AMENDMENT...........................49
   Section 7.01     Termination...............................................49
   Section 7.02.    Effect of Termination.....................................50
ARTICLE VIII        MISCELLANEOUS.............................................51
   Section 8.01     Expenses..................................................51
   Section 8.02     Survival of Representations and Warranties;
                    Indemnification...........................................52
   Section 8.03     Amendment, Extension and Waiver...........................52
   Section 8.04     Entire Agreement..........................................52
   Section 8.05     No Assignment.............................................53
   Section 8.06     Notices...................................................53
   Section 8.07     Captions..................................................54
   Section 8.08     Counterparts..............................................54
   Section 8.09     Severability..............................................54
   Section 8.10     Governing Law.............................................54

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this  "Agreement"),  dated as of July 9,

2002,  is by  and  among  Bradford  Bank,  a  federally-chartered  savings  bank

("Bradford"),  and  Wyman  Park  Bancorporation,  Inc.  ("Parent"),  a  Delaware

corporation,   and  Wyman   Park   Federal   Savings  &  Loan   Association,   a

federally-chartered savings association ("Wyman Park"). Each of Bradford, Parent and Wyman Park, is sometimes  individually  referred to herein as a "party," and

Bradford, Parent and Wyman Park are sometimes collectively referred to herein as the "parties."

                                    RECITALS

     WHEREAS, Bradford is a federally-chartered savings bank organized under the laws of the United States, with principal offices in Baltimore, Maryland.

     WHEREAS,  Parent, a registered  savings and loan holding company  organized under the laws of the State of Delaware,  with principal offices in Lutherville,

Maryland,  owns all of the issued and outstanding capital stock of Wyman Park, a federally-chartered  savings association  organized under the laws of the United

States, with principal offices in Lutherville, Maryland.


     WHEREAS,  the Boards of Directors of the respective  parties hereto deem it advisable  and in the best  interests  of the  respective  companies  and,  with respect to Parent and Wyman  Park,  their  stockholders,  and,  with  respect to

Bradford,  its  members,  to  consummate  the business  combination  transaction contemplated  herein in which Bradford shall incorporate a to-be-formed  company

("Interim"),  which shall be merged with and into Parent,  with Parent surviving the merger,  and in  connection  therewith,  each share of Parent  Common  Stock outstanding immediately prior to the Closing Date shall be canceled in exchange for the right to receive the cash payments specified herein, (the "Merger");

     WHEREAS,  as Bradford's  purpose in effecting the Merger is the acquisition of Wyman Park, the Merger shall be followed  immediately by (i) the  liquidation of a  to-be-formed  Delaware-chartered  interim  service  subsidiary of Bradford

("Service  Subsidiary"),  of  which  Parent  will be a  wholly-owned  subsidiary following  the  Merger,  into  Bradford,  (ii) the  liquidation  of Parent  into

Bradford,  and (iii)  the  merger of Wyman  Park  with and into  Bradford,  with

Bradford surviving the merger (the "Bank Merger"), with the result that Bradford will acquire all the assets and  liabilities of Wyman Park, and Wyman Park shall cease to exist  (the  Merger  and the Bank  Merger  are  sometimes  collectively referred to as the "Mergers"); and

     WHEREAS,  the parties  hereto  desire to provide for certain  undertakings,

conditions,  representations,  warranties  and covenants in connection  with the

Mergers,   and  the   other   transactions   contemplated   by  this   Agreement

(collectively, the "Merger Documents").

     NOW,  THEREFORE,  in  consideration  of the  premises  and  of  the  mutual representations,  warranties and covenants  herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     SECTION 1.01 DEFINITIONS.

     Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

     "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between Bradford, Service Subsidiary, Interim, Parent and Wyman Park.

     "Applications" means the applications for regulatory approval that are required by the transactions contemplated hereby.

     "Bank Merger" means the merger of Wyman Park with and into Bradford, with Bradford as the surviving institution, and shall include (i) the liquidation of Service Subsidiary into Bradford and (ii) the liquidation of Parent, as the surviving corporation of the Merger, into Bradford.

     "BIF" means the Bank Insurance Fund, as administered by the FDIC.

     "Bradford Employee Plan" means all pension, retirement, group insurance, and other tax-qualified employee benefit plan and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, plans and arrangements with respect to employees of Bradford.

     "Bradford Financials" means (i) the audited financial statements of Bradford as of December 31, 1999, 2000 and 2001 and for the three years ended December 31, 1999, 2000 and 2001, including the notes thereto, and (ii) the unaudited interim financial statements of Bradford as of each calendar quarter thereafter.

     "Bradford Regulatory Reports" means the Thrift Financial Reports of Bradford and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended March 31, 2001, through the Closing Date.

     "Bradford Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Bradford, except any corporation the stock of which is held as security by Bradford in the ordinary course of its lending activities.

     "Closing Date" means the date determined by Bradford and Parent not later than fifteen (15) days after all the conditions precedent pursuant to this Agreement have been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which Bradford and Parent shall mutually agree.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Compensation  and  Benefit  Plans" has the  meaning  given to such term in
Section 3.14(a).

     "Disclosure Schedules" means the Disclosure Schedules delivered by Parent and Wyman Park to Bradford pursuant to Article III of this Agreement.

     "DOL" means the U.S. Department of Labor.

     "Embezzlement"  shall mean the  embezzlement  as  disclosed  in  Disclosure
Schedule 3.11(c).

     "Environmental Law" means any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Material, in each case as amended and now in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESOP" means the Parent Employee Stock Ownership Plan.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

     "Exchange Agent" means the entity selected by Bradford to perform the functions described in Section 2.03 of this Agreement.

     "FDIA" means the Federal Deposit Insurance Act, as amended.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLB of Atlanta" means the Federal Home Loan Bank of Atlanta.

     "FRB" means the Board of Governors of the Federal Reserve System.

     "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

     "GUST" means the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job
Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000, pertaining to employee benefit plans that are intended to qualify under Section 401(a) of the Code.

     "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     "HOLA" means the Home Owners' Loan Act, as amended, 12 U.S.C.ss.ss.1464 et al.

     "Interim" means the to-be-formed subsidiary of Bradford that will be merged with and into Parent.

     "IRS" means the Internal Revenue Service.

     "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known by the executive officers and directors of such Person, and includes, without limitation, any facts, matters or circumstances set forth in any written notice from a Regulatory Authority or any other material written notice received by that Person. References to the "Knowledge" of Parent includes the "Knowledge" of Wyman Park.

     "Loan" includes loan participations.

     "Loan Property" shall have the meaning given to such term in Section 3.17(b) of this Agreement.

     "Material Adverse Effect" shall mean, with respect to Bradford, Parent or Wyman Park, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations, except for any material adverse effect caused by (i) any change in the market value of the assets of Bradford, Parent or Wyman Park resulting from a change in interest rates generally, (ii) any individual or combination of changes occurring after the date hereof in any Federal or state law, rule or regulation or in GAAP, which change(s) or affect(s) financial institutions generally, (iii) any action taken by Parent, Wyman Park or any other Parent Subsidiary at the request of Bradford, (iv) expenses incurred to complete the transaction contemplated by this Agreement; or (v) an increase by the FDIC, pursuant to Section 327.9 of the FDIC Regulations (12 CFR ss.327.9), in the BIF or SAIF Assessment Schedule.

     "Merger" means the merger of Interim with and into Parent, with Parent as the surviving entity.

     "OTS" means the Office of Thrift Supervision.

     "Parent Common Stock" has the meaning given to that term in Section 3.02(a) of this Agreement.

     "Parent Financials" means (i) the audited consolidated financial statements of Parent as of June 30, 1999, 2000 and 2001 and for the three years ended June 30, 1999, 2000, 2001, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Parent as of each calendar quarter thereafter included in Securities Documents filed by Parent.

     "Parent Regulatory Reports" means the Thrift Financial Reports of Wyman Park and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended March 31, 2001, through the Closing Date, and all Annual, Quarterly and Current Reports filed on Form H(b)-11 with the OTS by Parent from March 31, 2001 through the Closing Date.

     "Parent Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Parent, including Wyman Park, except any corporation the stock of which is held as security by Parent or Wyman Park in the ordinary course of its lending activities.

     "Participation  Facility"  shall  have the  meaning  given to such  term in
Section 3.17(b) of this Agreement.

     "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

     "Proxy Statement" means the proxy statement, together with any supplements thereto, to be transmitted to holders of Parent Common Stock in connection with the transactions contemplated by this Agreement.

     "Regulatory Agreement" has the meaning given to that term in Section 3.13 of this Agreement.

     "Regulatory Authority" means any agency or department of any federal or state government, including without limitation the OTS, the FDIC, the FRB, the SEC or the respective staffs thereof.

     "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents that obligate an entity to issue its securities.

     "SAIF" means the Savings Association Insurance Fund, as administered by the FDIC.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

     "Securities  Documents"  means  all  registration  statements,   schedules,
statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

     "Securities Laws" means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

     "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Bradford, Parent or Wyman Park, as the case may be, in the ordinary course of its lending activities.

     "Superior Proposal" has the meaning given to such term in Section 5.06 of this Agreement.

     "Wyman Park 401(k) Plan" means the Wyman Park Federal Savings & Loan Employees Savings & Profit Sharing Plan and Trust.

                                   ARTICLE II

                        THE MERGER AND EXCHANGE OF SHARES

     SECTION 2.01 EFFECTS OF MERGER; SURVIVING CORPORATION.

     (a) (i) On the Closing Date, Interim shall merge with and into Parent; the separate existence of Interim shall cease; Parent shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly-owned subsidiary of Service Subsidiary; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Interim shall be taken and deemed to be transferred to and vested in Parent, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with Delaware law.

     (ii) On the Closing Date, the Charter of the Surviving Corporation shall continue as in effect immediately prior to the Closing Date, and the Bylaws of the Surviving Corporation shall continue as in effect immediately prior to the Closing Date, until thereafter altered, amended or repealed in accordance with applicable law.

     (iii) On the Closing Date, the directors of Interim duly elected and holding office immediately prior to the Closing Date shall be the directors of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Charter and Bylaws of the Surviving Corporation.

     (iv) On the Closing Date, the officers of Interim duly elected and holding office immediately prior to the Closing Date shall be the officers of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Charter and the Bylaws of the Surviving Corporation.

     (b) Notwithstanding any provision of this Agreement to the contrary, Bradford may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse financial or tax consequences to Parent or the stockholders, directors or officers of Parent as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification, (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals, and (iv) such modification will not be likely to materially delay the Closing Date that would otherwise apply.

     SECTION 2.02 CONVERSION OF SHARES.

     (i) Each outstanding share of Parent Common Stock issued and outstanding at the Closing Date, except as provided in clauses (ii) of this Section, shall cease to be outstanding, shall cease to exist and shall be converted into the right to receive $14.55 in cash (subject to appropriate adjustment pursuant to Section 5.14 hereof) (the "Merger Consideration").

     (ii) Any shares of Parent Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with legally binding commitments or debts contracted prior to the Closing Date, including obligations under the Parent Stock Option Plan, which obligations under the Parent Stock Option Plan will be treated as provided in Section 2.04 below) at the Closing Date shall cease to exist, the certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into the Merger Consideration, and no cash shall be issued or exchanged therefor.

     (iii) The holders of certificates representing shares of Parent Common Stock as of the Closing Date (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of Parent, except such rights, if any, as they may have pursuant to applicable law.

     SECTION 2.03 EXCHANGE PROCEDURES.

     (a) As promptly as practicable after the Closing Date (but in no event later than five (5) business days after the Closing Date), the Exchange Agent shall mail to each holder of record of an outstanding share Certificate or Certificates a Letter of Transmittal containing instructions for the surrender of the Certificate or Certificates held by such holder for payment therefor. Upon surrender of the Certificate or Certificates to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive (but in no event later than five (5) business days after such surrender) in exchange therefor the Merger Consideration, without interest thereon.

Approval of this Agreement by the stockholders of Parent shall constitute authorization for Bradford to designate and appoint such Exchange Agent who shall be reasonably acceptable to Parent. Neither Bradford nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of Parent until such former stockholder surrenders his Certificate or Certificates or, in lieu thereof, any such appropriate affidavit of loss and indemnity agreement and bond as may be reasonably required by Bradford.

     (b) If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason for the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (c) On or prior to the Closing Date, Bradford shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that Parent's stockholders shall be entitled to receive on the Closing Date pursuant to Section 2.02 hereof and such amounts payable by Bradford under Sections 2.04 and 2.05 herein.

     (d) The payment of the Merger Consideration upon the conversion of Parent Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Parent Common Stock.

     (e) Promptly following the date which is twelve (12) months after the Closing Date, the Exchange Agent shall deliver to Bradford all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of Parent Common Stock may surrender such Certificate to Bradford and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration multiplied by the number of shares of Parent Common Stock formerly represented by such Certificate, without any interest thereon.

     (f) After the close of business on the Closing Date, there shall be no transfers on the stock transfer books of Parent of the shares of Parent Common Stock that are outstanding immediately prior to the Closing Date, and the stock transfer books of Parent shall be closed with respect to such shares. If, after the Closing Date, Certificates representing such shares are presented to the Exchange Agent for transfer, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

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

     (g) In the event any Certificate for Parent Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of the fact by the holder thereof, the cash to be paid in the Merger as provided for herein; provided, however, that Bradford may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as Bradford may require as indemnity against any claim that may be made against Parent, Bradford or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed.

     SECTION 2.04  STOCK OPTIONS.

     At the Closing Date, each option granted by Parent (a "Parent Option") to purchase shares of Parent Common Stock issued and outstanding pursuant to the Parent 1999 Stock Option and Incentive Plan (the "Parent Stock Option Plan"), whether or not such option is otherwise exercisable on the Closing Date, shall, by reason of the Merger, cease to be outstanding and each holder of a Parent Option shall receive from Parent (or if requested by Bradford, from Bradford), at the Closing Date, cash in an amount equal to (i) the difference (if a positive number) between (A) $14.55 (subject to appropriate adjustment pursuant to Section 5.14 hereof) and (B) the exercise price of each such Parent Option multiplied by (ii) the number of shares of Parent Common Stock subject to the Parent Option, less applicable tax withholding, provided that such recipient shall deliver a cancellation agreement in form and substance reasonably satisfactory to Bradford and Parent prior to receipt of such payment.

     SECTION 2.05 RRP AWARDS.

     As set forth in DISCLOSURE SCHEDULE 2.05, all stock awards under the Parent Recognition and Retention Plan ("RRP"), whether or not otherwise vested prior to the Closing Date, shall become immediately vested on the Closing Date pursuant to the terms of the RRP and shall be exchanged as provided in Section 2.02 hereof; provided, however, that the recipients of such awards shall deliver a cancellation agreement in form and substance reasonably satisfactory to Bradford and Parent prior to receipt of such payment; and provided, further, that such recipients shall also be entitled to any cash amounts due under the terms of the RRP at the time the Merger Consideration is paid to such recipients; and provided, further, that the Merger Consideration and cash amounts associated with the stock awards shall be reduced by applicable tax withholding.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND WYMAN PARK

     Parent and Wyman Park represent and warrant to Bradford that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article

III), except as set forth in the Disclosure Schedules delivered by Parent and Wyman Park to Bradford on or prior to the date hereof. Parent and Wyman Park have made a good faith effort to ensure that the disclosure on each schedule of the Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Disclosure Schedules, any item disclosed on any schedule is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

     SECTION 3.01 ORGANIZATION.

     (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly registered as a savings and loan holding company under the HOLA. Wyman Park is the only subsidiary of Parent.

     (b) Wyman Park is a savings association duly organized, validly existing and in good standing under federal law. The deposits of Wyman Park are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Wyman Park when due. W.P. Financial Corporation ("WP Financial") is the only subsidiary of Wyman Park.

     (c) Wyman Park is a member of the FHLB of Atlanta and owns the requisite amount of stock therein.

     (d) WP Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. WP Financial has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Parent. WP Financial has no subsidiaries.

     (e) Wyman Park and WP Financial are the only Parent Subsidiaries.

     (f) The respective minute books of Parent and each Parent Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees) through the date of this Agreement.

     (g) Prior to the date of this Agreement, Parent has made available to Bradford true and correct copies of the Charter and Bylaws of Parent, Wyman Park and WP Financial.

     SECTION 3.02 CAPITALIZATION.

     (a) The authorized capital stock of Parent consists of 2,000,000 shares of common stock, $0.01 par value ("Parent Common Stock"), of which 822,490 shares are outstanding, validly issued, fully paid and non-assessable and free of preemptive rights, and 500,000 shares of preferred stock, $0.01 par value, none of which are issued and outstanding. Parent holds 189,223 shares of Parent Common Stock as treasury stock. Neither Parent nor any Parent Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Parent Common Stock, or any other security of Parent or any securities representing the right to vote, purchase or otherwise receive any shares of Parent Common Stock or any other security of Parent, other than 168,909 shares of Parent Common Stock issuable under the Parent Stock Option Plan. The shares issuable under the Parent Stock Option Plan and the Parent RRP were validly authorized and issued by Parent. DISCLOSURE SCHEDULE 3.02(A) sets forth, as of the date hereof, the name of each holder of an option to purchase Parent Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the vesting dates, and the exercise price relating to the options held, and the name of each grantee of an award under the RRP, the number of shares subject to each award, the amount of cash awards under the RRP, and the vesting schedule of each award.

     (b) Parent owns all of the capital stock of Wyman Park, free and clear of any lien or encumbrance.

     (c) Wyman Park owns all of the capital stock of WP Financial, free and clear of any lien or encumbrance.

     SECTION 3.03 REGISTERED STOCK.

     The Parent Common Stock is registered under Section 12(g) of the Exchange Act. Parent has timely filed all reports required to be filed pursuant to the Exchange Act for the last twelve (12) months and all such reports contain no untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     SECTION 3.04  DIVIDENDS.

     At the date of this Agreement, there are no declared and not yet payable dividends or distributions on, or with respect to, the Parent Common Stock.

     SECTION 3.05 AUTHORITY; NO VIOLATION.

     (a) Parent and Wyman Park each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Wyman Park and the completion by Parent and Wyman Park of the transactions contemplated hereby (other than the Bank Merger, which shall be approved by the Board of Directors of Wyman Park and by Bradford, in its capacity as sole stockholder of Wyman Park following the Merger and the liquidation of each of Service Subsidiary and Parent into Bradford, after the Merger) have been duly and validly approved by the Board of Directors of Parent and Wyman Park, respectively, and, except for approval of the stockholders of Parent and the

Regulatory Authorities and as contemplated in the parenthetical in the preceding clause, no other corporate proceedings on the part of Parent or Wyman Park are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Wyman Park and subject to approval by the stockholders of Parent, receipt of the required approvals of the Regulatory Authorities described in Section 5.03 hereof and approval of the Bank Merger by the Board of Directors of Wyman Park and by Bradford, in its capacity as sole stockholder of Wyman Park following the Merger and the liquidation of each of Service Subsidiary and Parent into Bradford, after the Merger, constitutes the valid and binding obligations of Parent and Wyman Park, enforceable against Parent and Wyman Park in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Wyman Park, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

     (b) (A) The execution and delivery of this Agreement by Parent and Wyman Park, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 5.03 hereof, and Parent's and Bradford's compliance with any conditions contained therein, and subject to the receipt of the approval of Parent's stockholders, the consummation of the transactions contemplated hereby, and (C) compliance by Parent and Wyman Park with any of the terms or provisions hereof, will not: (i) conflict with or result in a breach of any provision of the Charter or Bylaws of Parent or any Parent Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any Parent Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Parent or any Parent Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Parent or any Parent Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Parent and the Parent Subsidiaries taken as a whole.

     SECTION 3.06 CONSENTS.

     Except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 5.03 hereof and compliance with any conditions contained therein, the approval of this Agreement by the requisite vote of the stockholders of Parent and the approval of the Bank Merger by the Board of Directors of Wyman Park and by Bradford, in its capacity as sole stockholder of Wyman Park following the Merger and the liquidation of each of Service Subsidiary and Parent into Bradford, after the Merger, no consents, waivers or approvals of, or filings or registrations with, any Regulatory Authority are necessary, and, to Parent's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by Parent and Wyman Park, and (b) the completion by Parent and Wyman Park of the Merger and the Bank Merger. Parent and Wyman Park have no reason to believe that (i) any required Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

     SECTION 3.07 FINANCIAL STATEMENTS.

     (a) Parent has previously made available to Bradford the Parent Regulatory Reports. The Parent Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of Parent as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

     (b) Parent has previously made available to Bradford the Parent Financials. The Parent Financials have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of Parent and the Parent Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-QSB.

     (c) At the date of each balance sheet included in the Parent Financials or the Parent Regulatory Reports, Parent did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Parent Financials or Parent Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     (d) Parent has previously made available to Bradford all management letters either it or Wyman Park has received from their auditors since 1995.

     SECTION 3.08 TAXES.

     Parent and the Parent Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). Parent has duly filed all federal, state and local tax returns required to be filed by or with respect to Parent and all Parent Subsidiaries on or prior to the Closing Date (all such amounts shown to be due have been paid) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from Parent and any Parent Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent,
(ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Parent or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where Parent or any of its Subsidiaries do not file tax returns that Parent or any such Subsidiary is subject to taxation in that jurisdiction. Parent and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Parent and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Parent and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

     SECTION 3.09 NO MATERIAL ADVERSE EFFECT.

     Except as set forth in DISCLOSURE SCHEDULE 3.09, Parent and the Parent Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since June 30, 2001, and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Parent and the Parent Subsidiaries.

     SECTION 3.10 CONTRACTS.

     (a) Except as set forth in DISCLOSURE SCHEDULE 3.10(A), neither Parent nor any Parent Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of Parent nor any Parent Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of Parent or any Parent Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of Parent or any Parent Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by Parent or Wyman Park; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Parent or any Parent Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, borrowings from the FHLB of Atlanta, repurchase agreements, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Bradford or any Bradford Subsidiary; (vi) any agreement, written or oral, that obligates Parent or any Parent Subsidiary for the payment of more than $15,000 annually; or (vii) any contract (other than this Agreement) limiting the freedom, in any material respect, of Parent to engage in any type of banking or bank-related business which it or Wyman Park is permitted to engage in under applicable law as of the date of this Agreement.

     (b) True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.10(a), have been provided to Bradford on or before the date hereof, are listed on DISCLOSURE SCHEDULE 3.10(A) and are in full force and effect on the date hereof, and neither Parent nor any Parent Subsidiary (nor, to the Knowledge of Parent, any other party to any such contract, plan, arrangement or instrument) has materially breached any provision of, or is in material default under any term of, any such contract, plan, arrangement or instrument. Except as set forth in the DISCLOSURE SCHEDULE 3.10(B), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in DISCLOSURE
SCHEDULE 3.10(B), none of the employees (including officers) of Parent or any Parent Subsidiary, possess the right to terminate their employment and receive or be paid (or cause Parent or any Parent Subsidiary to accrue on their behalf) benefits solely as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in DISCLOSURE SCHEDULE 3.10(B), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which Parent or any Parent Subsidiary is a party or under which Parent or any Parent Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in DISCLOSURE SCHEDULE 3.10(B), no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Parent or any Parent Subsidiary or upon the occurrence of a subsequent event; or (y) requires Parent or any Parent Subsidiary to provide a benefit in the form of Parent Common Stock or determined by reference to the value of Parent Common Stock.

     (c) Each real estate lease that may require the consent of the lessor or its agent resulting from the Merger by virtue of a prohibition or restriction relating to assignment, by operation of law or otherwise, or change in control, is listed in DISCLOSURE SCHEDULE 3.10(C) identifying the section of the lease that contains such prohibition or restriction.

Neither Parent nor any Parent Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     (d) A true and correct copy of the agreement (the "NCR Agreement") between Wyman Park and NCR Corporation ("NCR") has been provided to Bradford on or before the date hereof. No amendment or other modification to the NCR Agreement has been made as of the date hereof, including, without limitation, any change that would affect Wyman Park's or Bradford's, as the case may be, ability to terminate the NCR Agreement upon one hundred eighty (180) days notice to NCR and the payment of a termination fee in the approximate amount of $86,000, assuming, with respect to the termination fee, that such termination were to occur on December 31, 2002.

     (e) A true and correct copy of the Standard Invest Correspondent Agreement (the "Invest Agreement") by and between WP Financial and Carrollton Financial Services, Inc. ("Carrollton") has been provided to Bradford on or before the date hereof. No amendments or other modifications have been made to the Invest Agreement as of the date hereof, including, without limitation, any change that would affect WP Financial's or Bradford's, as the case may be, ability to terminate the Invest Agreement upon sixty (60) days notice to INVEST Financial Corporation and Carrollton without penalty, financial or otherwise.

     SECTION 3.11 OWNERSHIP OF PROPERTY; INSURANCE COVERAGE.

     (a) Parent and the Parent Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by Parent or any Parent Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Parent Regulatory Reports and in the Parent Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except
(i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of Atlanta, inter-bank credit facilities, or any transaction by a Parent Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) items permitted under Article
V. Parent and the Parent Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Parent and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in DISCLOSURE SCHEDULE 3.11(A), such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the Parent Financials.

     (b) With respect to all material agreements pursuant to which Parent or any Parent Subsidiary has purchased securities subject to an agreement to resell, if any, Parent or such Parent Subsidiary, as the case may be, has a lien or security interest (which to Parent's knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     (c) Parent and each Parent Subsidiary currently maintains insurance considered by Parent to be reasonable for their respective operations, in accordance with good business practice. Parent has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Parent or any Parent Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years Parent and each Parent Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. DISCLOSURE SCHEDULE 3.11(C) sets forth a complete and accurate description of the Embezzlement.

     SECTION 3.12 LEGAL PROCEEDINGS.

     Except as disclosed in DISCLOSURE SCHEDULE 3.12, neither Parent nor any Parent Subsidiary is a party to any, and there are no pending or, to Parent's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against Parent or any Parent Subsidiary, (ii) to which Parent or any Parent Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by or relating to this Agreement, or (iv) which could adversely affect the ability of Parent or Wyman Park to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Parent and the Parent Subsidiaries, taken as a whole.

     SECTION 3.13 COMPLIANCE WITH APPLICABLE LAW.

     (a) Parent and the Parent Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses.

     (b) Except as disclosed in DISCLOSURE SCHEDULE 3.13, neither Parent nor any Parent Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Parent or any Parent Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Parent or any Parent Subsidiary; (iii) requiring or threatening to require Parent or any Parent Subsidiary, or indicating that Parent or any Parent Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any Federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Parent or any Parent Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Parent or any Parent Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Parent nor any Parent Subsidiary has consented to or entered into any currently effective Regulatory Agreement, except as set forth in DISCLOSURE SCHEDULE 3.13.

     SECTION 3.14 ERISA/EMPLOYEE COMPENSATION.

     (a) DISCLOSURE SCHEDULE 3.14(A) includes a descriptive list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by Parent, any Parent Subsidiary or any other entity (including but not limited to a Parent Subsidiary) which is considered one employer with Parent under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate"),in which any employee or former employee, consultant or former consultant or director or former director of Parent, any Parent Subsidiary or any ERISA Affiliate participates or to which any such employee, consultant or director, or former employee, former consultant or former director, is a party or is otherwise entitled to receive benefits (the "Compensation and Benefit Plans"). A true and correct copy of each Compensation and Benefit Plan has previously been delivered to Bradford. Neither Parent, any Parent Subsidiary nor any ERISA Affiliate has any commitment to create any additional Compensation and Benefit Plan or to modify, change or renew any existing Compensation and Benefit Plan, except as contemplated by Section 5.11 hereof.

     (b) Each Compensation and Benefit Plan has been operated and administered in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Age Discrimination in Employment Act, and any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401 (a) of the Code is so qualified, has been fully amended for GUST, has been submitted to the IRS for a determination letter covering GUST, and has received a favorable determination letter from the IRS. Parent is not aware of any circumstances which could result in revocation of such currently effective favorable determination letter. There is no pending or threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither Parent, any Parent Subsidiary nor any ERISA Affiliate has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that could constitute a "prohibited transaction" within the meaning of Section 406 of ERISA, or subject Parent, any Parent Subsidiary or any ERISA Affiliate to a tax or penalty imposed by either Section 502 of ERISA or Section 4975 of the Code.

     (c) No liability under Title IV of ERISA has been incurred by Parent, any Parent Subsidiary or any ERISA Affiliate with respect to any Compensation and Benefit Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001 (a) of ERISA) currently or formerly maintained or contributed to by Parent, any Parent Subsidiary or any ERISA Affiliate (any such plan is herein referred to as a "Parent Pension Plan") since the effective date of ERISA that has not been satisfied in full, and, to their Knowledge, no condition exists that presents a risk to Parent, any Parent Subsidiary or any ERISA Affiliate of incurring a liability under such Title (including, but not limited to, the cessation of participation in the Financial Institutions Retirement Fund, as provided in Section 5.11(a) hereof). Except as set forth in DISCLOSURE SCHEDULE 3.14(C), the fair market value of the assets of each Parent Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Parent Pension Plan as of the end of the most recent plan year with respect to the Parent Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Parent Pension Plan as of the date hereof, and the assets of each Parent Pension Plan are sufficient to provide all plan benefits on a termination basis (within the meaning of Section 4041(b)(2)(A) of ERISA); except as disclosed at DISCLOSURE
SCHEDULE 3.14(C), there is not currently pending with the Pension Benefit Guaranty Corporation any filing with respect to any reportable event under
Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated hereby). Neither Parent, any Parent Subsidiary nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Except as set forth in DISCLOSURE SCHEDULE 3.14(C), neither Parent, any Parent Subsidiary, nor any ERISA Affiliate, nor any Compensation and Benefit Plan, including any Parent Pension Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Parent, a Parent Subsidiary, an ERISA Affiliate, or any Compensation and Benefit Plan, including any Parent Pension Plan or any such trust or any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

     (d) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which Parent, any Parent Subsidiary or any ERISA Affiliate is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued monthly on Parent's consolidated financial statements. Parent, each Parent Subsidiary and each ERISA Affiliate have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by GAAP. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of Parent, any Parent Subsidiary or any ERISA Affiliate (x) has provided, or is required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, or (y) has taken any action, or omitted to take any action, that has resulted, or could reasonably be expected to result, in the imposition of a Lien under Section 412(n) of the Code or pursuant to ERISA.

     (e) Except as set forth in DISCLOSURE SCHEDULE 3.14(E), neither Parent, any Parent Subsidiary nor any ERISA Affiliate has any obligations to provide retiree medical coverage, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by Parent, any Parent Subsidiary or any ERISA Affiliate that could be construed as a promise or guarantee to such employees of retiree medical coverage, life insurance, disability insurance, or other retiree death benefits.

     (f) Neither Parent, any Parent Subsidiary nor any ERISA Affiliate maintains any Compensation and Benefit Plans covering employees who are non-resident aliens.

     (g) With respect to each Compensation and Benefit Plan, if applicable, Parent has provided or made available to Bradford copies of the: (A) plan documents, (B) trust instruments and insurance contracts; (C) two (2) most recent Forms 5500 filed with the Pension and Welfare Benefits Administration;
(D) most recent actuarial report and financial statement; (E) most recent summary plan description; (F) most recent determination letter issued by the IRS; (G) any Form 5310 or Form 5330 filed with the IRS; (H) most recent participant benefits statements; and (J) all agreements granting awards of options or restricted stock under each applicable Compensation and Benefit Plan. With respect to the ESOP, in addition to the foregoing, Parent has provided or made available to Bradford copies of the documentation of the loan or loans obtained by the ESOP to finance the purchase of Parent Common Stock, a current statement of the amounts due on such loan or loans (which amounts are also set forth on DISCLOSURE SCHEDULE 3.14(G)), and copies of all documents used in connection with obtaining the ESOP participants' approval of the transaction contemplated hereby.

     (h)  Except as set  forth in  DISCLOSURE  SCHEDULE  3.10(B)  or  DISCLOSURE
SCHEDULE 3.14(H), the consummation of the Mergers will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Closing Date) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation (other than payments or benefits distributed pursuant to Section 5.11 hereof), (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, (C) result in any material increase in benefits payable under any Compensation and Benefit Plan, or (D) entitle any employee, consultant or director to any payment or benefit which constitutes an "excess parachute payment" within the meaning of Section 280(b)(1) of the Code.

     (i) DISCLOSURE SCHEDULE 3.14(I) sets forth a list of all employees of Parent and/or Wyman Park, including the current rate of compensation and the date of hire for each employee. In addition, DISCLOSURE SCHEDULE 3.14(I) sets forth all salary adjustments, employee and officer promotions, and changes to any Compensation and Benefit Plan since June 30, 2001.

     (j) DISCLOSURE SCHEDULE 3.14(J) sets forth a list of the assets (including fair market values) owned by any rabbi trust established by Parent and/or Wyman Park, or a statement that there are no such assets.

     (k) DISCLOSURE SCHEDULE 3.14(K) sets forth the value of the vacation accruals of employees of Parent and/or Wyman Park, and separately identifies the amounts, if any, that are payable to such employees with respect to such accruals on account of the transactions contemplated hereby.

     SECTION 3.15 BROKERS, FINDERS AND FINANCIAL ADVISORS.

     Except for Parent's engagement of Trident Securities, a division of McDonald Investments, Inc. ("Trident") in connection with the transactions contemplated by this Agreement, a copy of which engagement agreement (the "Trident Agreement") has been provided to Bradford on or before the date hereof, neither Parent nor any Parent Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the Parent Financials. DISCLOSURE SCHEDULE 3.15 sets forth the fees Parent has paid to Trident as of the date hereof pursuant to the Trident Agreement and the aggregate amount Parent expects to pay to Trident in connection with this Agreement and the transactions contemplated hereby.

     SECTION 3.16 OTHER TRANSACTION-RELATED AGREEMENTS AND EXPENSES.

     Except for the Trident Agreement and Parent's engagement of each of Kutak Rock LLP and Paul, Hastings, Janofsky & Walker LLP for the provision of legal services in connection with this Agreement, neither Wyman Park nor Parent is a party to or subject to any agreements for services to be rendered to Wyman Park or Parent in connection with this Agreement or the transactions contemplated hereby. Parent expects that its expenses in connection with this Agreement and the transactions contemplated hereby (excluding those set forth on DISCLOSURE
SCHEDULE 3.15) shall not exceed $100,000.

     SECTION 3.17 ENVIRONMENTAL MATTERS.

     (a) With respect to Parent and each of the Parent Subsidiaries, and except as set forth in DISCLOSURE SCHEDULE 3.17:

                  (i) To its Knowledge, each of Parent and its Subsidiaries are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Parent's Knowledge, threatened, before any court, governmental agency or board or other forum against it or any of the Parent Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by it or any of the Parent Subsidiaries or any Participation Facility;

                  (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Parent's Knowledge threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or Wyman Park in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (iv) To Parent's Knowledge, the properties currently owned or operated by Parent or any of the Parent Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                  (v)      Neither Parent nor any of the Parent Subsidiaries has
received any notice, demand letter, executive or administrative order, directive or request for information from any Federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (vi) To Parent's Knowledge, (A) there are no underground storage tanks on, in or under any properties owned or operated by Parent or any of the Parent Subsidiaries, and (B) no underground storage tanks have been closed or removed from any properties owned or operated by Parent or any of the Parent Subsidiaries or any Participation Facility; and

                  (vii)    To  Parent's  Knowledge,  during  the  period  of (s)
Parent's or any of the Parent Subsidiaries' ownership or operation of any of their respective current properties or (t) Parent's or any of the Parent Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To Parent's Knowledge, prior to the period of (x) Parent's or any of the Parent Subsidiaries' ownership or operation of any of their respective current properties or (y) Parent's or any of the Parent Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

                  (viii) Parent has not conducted any environmental studies during the past ten (10) years with respect to any properties owned or leased by it or any of its Subsidiaries.

     (b) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest and includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     SECTION 3.18 LOAN PORTFOLIO.

     (a) The allowance for possible losses reflected in Parent's statement of condition at June 30, 2001 was, and the allowance for possible losses shown on the balance sheets in Parent's Regulatory Reports for periods ending after June 30, 2001 will be, adequate, as of the dates thereof, under GAAP.

     (b) DISCLOSURE SCHEDULE 3.18 sets forth a listing, as of May 31, 2002, by account, of: (A) all loans (including loan participations) of Wyman Park or any of the Parent Subsidiaries that have been accelerated during the past twelve
(12) months; (B) all loan commitments or lines of credit of Wyman Park or any of the Parent Subsidiaries which have been terminated by Wyman Park or any of the Parent Subsidiaries during the past twelve (12) months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which Wyman Park or any of the Parent Subsidiaries has given written notice of its intent to terminate during the past twelve (12) months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from Wyman Park or any of the Parent Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve (12) months wherein Wyman Park or any of the Parent

Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified Wyman Park or any of the Parent Subsidiaries during the past twelve months of, or has asserted against Wyman Park or any of the Parent Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the Knowledge of Wyman Park, each borrower, customer or other party which has given Wyman Park or any of the Parent Subsidiaries any oral notification of, or orally asserted to or against Wyman Park or any of the Parent Subsidiaries, any such claim; (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this
Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (5) where a specific reserve allocation exists in connection therewith, and (G) all assets classified by Parent or any Parent Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

     (c) All loans receivable (including discounts) and accrued interest entered on the books of Wyman Park arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Wyman Park's or the appropriate Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the knowledge of Wyman Park, the loans, discounts and the accrued interest reflected on the books of Wyman Park and the Parent Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by Wyman Park or the appropriate Subsidiary free and clear of any Liens.

     (d) The notes and other evidences of indebtedness evidencing the loans described in clause (c) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

     SECTION 3.19 INFORMATION TO BE SUPPLIED.

     The  information  to be  provided  by  Parent  for  inclusion  in the Proxy
Statement will not, at the time the Proxy Statement is mailed to Parent stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Parent and Wyman Park for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     SECTION 3.20 RELATED PARTY TRANSACTIONS.

     Except as disclosed in DISCLOSURE SCHEDULE 3.20, neither Parent nor any Parent Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Parent. Except as disclosed in DISCLOSURE SCHEDULE 3.20, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. Except as set forth on DISCLOSURE SCHEDULE 3.20, no loan or credit accommodation to any Affiliate of Parent or any Parent Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Parent nor any Parent Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Wyman Park or Parent is inappropriate.

     SECTION 3.21 SCHEDULE OF TERMINATION BENEFITS.

     DISCLOSURE SCHEDULE 3.21 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, change in control agreements, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by Parent, any Parent Subsidiary or any ERISA Affiliate for the benefit of officers or directors of Parent, any Parent Subsidiary or any ERISA Affiliate (the "Benefits Schedule"), assuming their employment or service is terminated in connection with, or following, the transactions contemplated hereby. No other individuals (other than beneficiaries of the individuals identified on DISCLOSURE SCHEDULE 3.21) are entitled to benefits under any such plans.

     SECTION 3.22 DEPOSITS.

     None of the deposits of Wyman Park is a "brokered" deposit as defined in 12 U.S. Code Section 1831f(g).

     SECTION 3.23 BUSINESS COMBINATION.

     The Board of Directors of Parent has taken, or will take, the necessary action by board resolution and otherwise to exempt Bradford from the definition of "Interested Stockholder" and to exempt the Merger under Section 203 of the Delaware General Corporation Law and Article EIGHTH of the Parent Certificate of Incorporation, to the extent applicable. The Board of Directors of Wyman Park has taken, or will take, the necessary action by stockholder resolution and otherwise to exempt Bradford and the Bank Merger under Section 8 of Wyman Park's Charter, to the extent applicable.

     SECTION 3.24 FAIRNESS OPINION.

     Parent has received an opinion from Trident to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of Parent pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

     SECTION 3.25 RISK MANAGEMENT INSTRUMENTS.

     All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Wyman Park's own account, or for the account of one or more of its Subsidiaries or their customers (all of which are set forth in DISCLOSURE
SCHEDULE 3.25), were entered into in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Parent or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Parent nor any of its Subsidiaries, nor to the Knowledge of Parent any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

     SECTION 3.26 DISCLOSURE.

     The representations and warranties contained in this Article III and in the Disclosure Schedules hereto are true, complete and correct, and no such representation or warranty contains any untrue statement of material fact or omits to state any material fact necessary to make the statements made not misleading. To Parent's Knowledge, there is no fact which Parent has not disclosed in writing to Bradford which will or could have a Material Adverse Effect.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                    BRADFORD

         Bradford represents and warrants to Parent and Wyman Park that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article IV).

     SECTION 4.01 ORGANIZATION.

     (a) Bradford is a mutual savings association duly organized and validly existing under the laws of the United States. The deposits of Bradford are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Bradford.

     (b) Bradford is a member in good standing of the FHLB of Atlanta and owns the requisite amount of stock therein.

     (c) Prior to the date of this Agreement, Bradford has delivered to Wyman Park true and correct copies of the Charter and Bylaws of Bradford.

     SECTION 4.02 AUTHORITY; NO VIOLATION.

     (a) Bradford has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Bradford and the completion by Bradford of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Bradford and, no other corporate proceedings on the part of Bradford other than (i) the incorporation of Service Subsidiary, (ii) the incorporation of Interim and (iii) the approval of the Bank Merger by the Board of Directors of Wyman Park and by Bradford, in its capacity as the sole stockholder of Wyman Park following the Merger and the liquidation of each of Service Subsidiary and Parent into Bradford, after the Merger, are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Bradford and, subject to receipt of the required approvals of Regulatory Authorities described in Section 5.03 hereof and the approval of the Bank Merger by the Board of Directors of Wyman Park and by Bradford, in its capacity as the sole stockholder of Wyman Park following the Merger and the liquidation of each of Service Subsidiary and Parent into Bradford, after the Merger, constitutes the valid and binding obligation of Bradford enforceable against Bradford in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

     (b) (A) The execution and delivery of this Agreement by Bradford, (B) subject to receipt of approvals from the Regulatory Authorities referred to in
Section 5.03 hereof, Parent's and Wyman Park's compliance with any conditions contained herein and the approval of the Bank Merger by the Board of Directors of Wyman Park and by Bradford, in its capacity as the sole stockholder of Wyman Park following the Merger and the liquidation of each of Service Subsidiary and Parent into Bradford, after the Merger, the consummation of the transactions contemplated hereby, and (C) compliance by Bradford with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Charter or Bylaws of Bradford; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Bradford or any of its properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Bradford under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Bradford is a party, or by which it or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or
(iii) hereof which will not, either individually or in the aggregate, have a Material Adverse Effect on Bradford.

     SECTION 4.03 CONSENTS.

     Except for consents, approvals, filings and registrations from or with the OTS and compliance with any conditions contained herein, and the approval of this Agreement by the stockholders of Parent, the filing of a such certificates and other documents with the OTS as necessary, no consents, waivers or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents, waivers or approvals of or filings or registrations with any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Bradford, and (b) the completion by Bradford of the transactions contemplated hereby. Bradford has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Bradford's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

     SECTION 4.04 FINANCING.

     As of the date hereof Bradford has, and at the Closing Date, Bradford will have, funds that are sufficient, under all applicable legal and regulatory standards, and available to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated hereby and thereby. Based on the Parent Regulatory Reports and the Parent Financials previously made available to Bradford pursuant to Section 3.07 hereof, immediately following the Closing Date, Bradford will comply with all regulatory capital requirements under applicable federal banking law. Bradford shall not enter into any plan of reorganization or plan of merger with any party to form a new parent corporation of either entity without such party assuming all obligations of Bradford under this Agreement, and further provided, that such plan of reorganization or plan of merger will not cause any material delay, cause the termination of or increase the expense to Parent or Wyman Park of this transaction.

     SECTION 4.05 BRADFORD FINANCIALS.

     (a) Bradford has previously made available to Parent the Bradford Regulatory Reports. The Bradford Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in regulatory capital of Bradford as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

     (b) Bradford has previously made available to Parent the Bradford Financials. The Bradford Financials have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, and (including the related notes where applicable) fairly present the consolidated financial position, results of operations and cash flows of Bradford and the Bradford Subsidiaries as of and for the respective periods ending on the dates thereof, except as indicated in the notes thereto.

     (c) At the date of each balance sheet included in the Bradford Financials or the Bradford Regulatory Reports, Bradford did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Bradford Financials or Bradford Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     SECTION 4.06 INFORMATION TO BE SUPPLIED.

     The information to be provided by Bradford for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed to the Parent stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Bradford for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     SECTION 4.07 DISCLOSURE.

     The representations and warranties contained in this Article IV are true, complete and correct, and no such representation or warranty contains any untrue statement of material fact or omits to state any material fact necessary to make the statements made not misleading. To Bradford's Knowledge, there is no fact which Bradford has not disclosed in writing to Parent which will or could have a Material Adverse Effect.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

     SECTION 5.01 CONDUCT OF WYMAN PARK'S BUSINESS.

     (a) From the date of this Agreement to the Closing Date, Parent and each Parent Subsidiary will use their best efforts to conduct their business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Bradford (which consent will not be unreasonably withheld or delayed), Parent and each of the Parent Subsidiaries will use its reasonable good faith efforts, to (i) preserve their business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for themselves the good will of their customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Bradford in writing (which approval will not be unreasonably withheld or delayed), as contemplated or required by this Agreement or required by regulatory authorities or applicable law, Parent and Wyman Park will not, and Parent will not permit any Parent Subsidiary to:

                  (i) except as contemplated by Section 3.23 hereof, amend or change any provision of its Charter or Bylaws;

                  (ii) except as required by the Parent Stock Option Plans and RRP, and as may be required by legally binding commitments existing on the date hereof as set forth in DISCLOSURE SCHEDULE 5.01(A)(II), change the number of authorized or issued shares of its capital stock or issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock;

                  (iii) materially increase staffing levels or effect changes in personnel employed as of the date of this Agreement other than in the ordinary course of business consistent with past practice:

                  (iv) grant or agree to pay any bonus, severance or termination to, or enter into or amend any employment agreement, severance agreement, supplemental executive agreement, or similar agreement or arrangement with any of its directors, officers or employees, or increase in any manner the compensation or fringe benefits of any employee, officer or director, except for normal increases (or practices as to renewal, provided that in no event shall such renewals increase the amount payable under any severance agreement) in the ordinary course of business consistent with past practice and except as contemplated by Sections 5.11(g) and 5.11(h) hereof, and except as may be required pursuant to legally binding commitments existing on the date hereof and set forth on DISCLOSURE SCHEDULES 3.10 AND 3.14;

                  (v) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice or not consistent with Section 5.11 herein; or materially amend any Compensation and Benefit Plan except to the extent such modifications or amendments do not result in an increase in cost;

                  (vi) except as permitted by Section 5.06 in connection with a Superior Proposal, merge or consolidate Parent or any Parent Subsidiary with any other corporation; except as permitted by Section 5.06 in connection with a Superior Proposal, sell or lease all or any substantial portion of the assets or business of Parent or any Parent Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Parent, or any Parent Subsidiary, and any other person; except as permitted by
Section 5.06 in connection with a Superior Proposal, enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Parent Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                  (vii) sell or otherwise dispose of the capital stock of Parent or any Parent Subsidiary or sell or otherwise dispose of any asset of Parent or of any Parent Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of Parent or of any Parent Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice; provided, however, that the foregoing restriction shall not prevent Wyman Park from obtaining advances from the FHLB of Atlanta;

                  (viii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Parent or Wyman Park;

                  (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Parent or any Parent Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                  (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc. or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities;

                  (xi)     purchase   any   security   with a remaining  term to
maturity greater than three (3) years;

                  (xii) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers other than in the ordinary course of business consistent with past practice, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding other than in the ordinary course of business consistent with past practice;

                  (xiii) enter into, renew, extend or modify any other transaction with any Affiliate; provided, however, that the foregoing restriction shall not prevent Parent or any Parent Subsidiary from engaging in any transaction with one another in the ordinary course of business consistent with past practice;

                  (xiv) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xv) except for the execution of this Agreement and the documents related to this Agreement and except as permitted by Section 5.06 in connection with a Superior Proposal, take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any Compensation and Benefit Plan;

                  (xvi) make any change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in GAAP and except as may be necessitated in the reasonable opinion of Parent or Wyman Park due to changes in interest rates, and in accordance with safe and sound banking practices;

                  (xvii) make any capital expenditures in excess of $20,000, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (xviii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (xix) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Parent or any Parent Subsidiary of more than $25,000 annually, or containing a material financial commitment and extending beyond twelve (12) months from the date hereof;

                  (xx) sell any REO or loan, or capitalize any further expenses relating to REO, except in the ordinary course of business consistent with past practice;

                  (xxi) make any changes to the pricing of its deposit liabilities, except (A) in the ordinary course of business consistent with past practice, (B) as may be required by changes in applicable law or regulations and
(C) as may be necessitated in the reasonable opinion of Parent or Wyman Park due to changes in interest rates and in accordance with safe and sound banking practices;

                  (xxii) renew, amend or otherwise modify the real estate leases to which Parent and Wyman Park are currently parties; or

                  (xxiii)  except   as   permitted by Section 5.06 in connection
with a Superior Proposal, agree to do any of the foregoing.

     SECTION 5.02 ACCESS; CONFIDENTIALITY.

     (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Parent shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other Representatives of Bradford access, during normal business hours during the period prior to the Closing Date, to all its properties and to all books, accounts, records, filings with any Regulatory Authority (subject to permission from such Regulatory Authority as may be required), tax returns, leases, contracts and documents of Parent, Wyman Park and any Parent Subsidiary with respect to Parent's, Wyman Park's or any Parent Subsidiary's assets, liabilities and business, and to its officers, employees, accountants, counsel and other representatives, in each case in a manner not unreasonably disruptive to the operation of the business of Parent and its Subsidiaries. and, during such period, Parent shall, and shall cause its Subsidiaries to, make available to Bradford (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking, mortgage lending, real estate or consumer finance or protection laws (other than reports or documents which Parent is not permitted to disclose under applicable law) and
(ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Neither Parent nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement in the ordinary course of business consistent with past practice. The parties hereto will make appropriate and reasonable substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Wyman Park shall permit Bradford, at Bradford's sole expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by Wyman Park, provided that any phase I environmental audit is contracted for within thirty (30) days of the date of this Agreement and commenced as soon as practicable thereafter. Bradford shall provide a copy of each phase I and phase II audit so conducted to Parent within two (2) business days after receipt thereof.


     (b) Bradford shall hold all information furnished by Parent or any of its Subsidiaries or representatives pursuant to Section 5.02(a) in confidence to the extent required by, and in accordance with, the provisions of the
Confidentiality Agreement, dated March 27, 2002, between Bradford and Parent (the "Confidentiality Agreement").

     (c) No investigation by either of the parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

     SECTION 5.03 REGULATORY MATTERS AND CONSENTS.

     (a) Except for the Parent Proxy Statement, Bradford will prepare all Applications, which Applications shall conform to all applicable legal requirements, and, subject to review and consent of Parent as to matters relating to Parent and Wyman Park, make all filings as promptly as practicable following the preparation thereof, and shall use its best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

     (b) Wyman Park will furnish Bradford with all information concerning Wyman Park and the Parent Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Bradford to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

     (c) Bradford, Parent, and Wyman Park will promptly furnish each other with copies of all material written communications to, or received by them from, any Regulatory Authority in respect of the transactions contemplated hereby, and advise each other of all material oral communications received by them from any such Regulatory Authority in respect of the transactions contemplated hereby, including any requests for additional information, except information that is filed by either party, which is designated, as confidential.

     (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. In addition to the foregoing, Bradford will furnish Parent and Wyman Park with (i) copies of all Applications prior to filing with any Regulatory Authority and provide Parent a reasonable opportunity to provide changes to such Applications and (ii) copies of all Applications filed.

     (e) Wyman Park and Bradford will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its Subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Proxy Statement) made by or on behalf of Bradford, Parent or Wyman Park to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

     SECTION 5.04 TAKING OF NECESSARY ACTION.

     (a) Bradford, Parent and Wyman Park shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Mergers and the transactions contemplated by this Agreement, including, without limitation,
(A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither Parent nor any Parent Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Bradford, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Mergers pursuant to this Agreement, except for the exercise of its rights under this Agreement.

     (b) Parent shall prepare, subject to the review, and consent of Bradford with respect to matters relating to Bradford, a Proxy Statement to be mailed to the stockholders of Parent in connection with the meetings of its stockholders and transactions contemplated hereby, which Proxy Statement shall conform to all applicable legal requirements. The parties shall cooperate with each other with respect to the preparation of the Proxy Statement. Parent shall, as promptly as practicable following the preparation thereof, file the Proxy Statement with the SEC, and Parent shall use all reasonable efforts to have the Proxy Statement mailed to stockholders as promptly as practicable after such filing, subject to receipt by Parent of any comments from the SEC with respect to the Proxy Statement and satisfaction thereof and subject to completion the audit of the financial statements of Parent for the year ended June 30, 2002 as set forth in Section 5.10(a)(iv). Parent will promptly advise Bradford of the time when the Proxy Statement has been filed and mailed, or of any comments from the SEC or any request by the SEC for additional information.

     SECTION 5.05 CERTAIN AGREEMENTS.

     (a) For a period of six (6) years from and after the Closing Date, Bradford shall, to the fullest extent permitted to it under applicable law, indemnify, defend and hold harmless each present and former director and officer of Parent (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the prior written approval of Bradford, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Closing Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of Parent or any Parent Subsidiary, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of Parent would have been entitled under Parent's Charter and applicable law and regulations. All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.

     (b) Any  Indemnified  Party  wishing  to claim  indemnification  under this
Section 5.05, upon learning of any Claim, shall promptly notify Bradford, but the failure to so notify shall not relieve Bradford of any liability it may have to such Indemnified Party except to the extent that such failure prejudices Bradford. In the event of any Claim, (i) Bradford shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified
Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Bradford elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Bradford and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Bradford shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Bradford shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (ii) the Indemnified Parties will cooperate in the defense of any such Claim and (iii) Bradford shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

     (c) In the event Bradford or any of is successors or assigns (i) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Bradford assume the obligations set forth in this
Section 5.05.

     (d) Bradford shall maintain in effect for six (6) years from the Closing Date, the current directors' and officers' liability insurance policy maintained by Parent (provided that Bradford may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Closing Date. In connection with the foregoing, Parent agrees to provide such insurer or substitute insurer with such representations as such insurer may reasonably request with respect to the reporting of any prior claims. DISCLOSURE SCHEDULE
5.05 sets forth all claims made or notices provided to Parent's present insurers and the extent to which any present insurance coverage has been impaired due to either defense expense or settlements.

     (e) As soon as practicable following the execution of this Agreement, Bradford shall afford Parent the opportunity to review the proposed insurance policy to be obtained by Bradford pursuant to Section 5.05(d).

     (f) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     SECTION 5.06 NO OTHER BIDS AND RELATED MATTERS.

     From and after the date hereof until the termination of this Agreement, neither Parent, nor any Parent Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Parent or any of its Subsidiaries), will, directly or indirectly, (a) initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or (b) facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or (c) enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, (d) or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and Parent shall notify Bradford orally (within one (1) business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters; provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of Parent from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal to acquire Parent pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Parent receives an opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to Parent's stockholders, (B) the Board of Directors of Parent, after consultation with and after considering the advice of independent legal counsel, determines in good faith that failure to take such action may cause the Board of Directors of Parent to breach its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"); and (C) Parent promptly notifies Bradford of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with Parent or any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any inquiries, proposals or offers. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving
Parent or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of Parent, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of Parent or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     SECTION 5.07 DUTY TO ADVISE; DUTY TO UPDATE THE DISCLOSURE SCHEDULES.

     Parent shall promptly advise Bradford of any change or event having a Material Adverse Effect on it or on any Parent Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein or materially delay the consummation of the transactions contemplated hereby. Parent and Wyman Park shall update the Parent Disclosure Schedules as promptly as practicable after the occurrence of an event or fact that, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Disclosure Schedules. The delivery of such updated Disclosure Schedule shall not relieve Parent or Wyman Park from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.02 (c) hereof.

     SECTION 5.08 CONDUCT OF BRADFORD'S BUSINESS.

     From the date of this Agreement to the Closing Date, Bradford will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of its customers and others with whom it maintains business relationships. From the date of this Agreement to the Closing Date, Bradford will not (i) amend its Charter or Bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement, (ii) take any action which would or is reasonably likely to adversely affect or materially delay the receipt of the necessary approvals from the Regulatory Authorities;
(iii) take action which would or is reasonably likely to materially and adversely affect Bradford's ability to perform its covenants and agreements under this Agreement; (iv) reorganize into a mutual holding company; (v) convert from a mutual for savings bank to a stock form savings bank or a commercial bank; or (vi) agree to do any of the foregoing.

     SECTION 5.09 BOARD AND COMMITTEE MINUTES.

     Parent and Wyman Park shall provide to Bradford, within thirty (30) days after any meeting of their respective Board of Directors, or any executive committee thereof, a copy of the minutes of such meeting, excluding any matters related to this Agreement or the transactions contemplated hereby, except that with respect to any meeting held within fifteen (15) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

     SECTION 5.10  UNDERTAKINGS BY THE PARTIES.

     (a) From and after the date of this Agreement:

                  (i)      Voting   by   Directors   and   Executive   Officers.
Concurrent with the execution of this Agreement, the directors and executive officers of Parent shall have entered into and delivered to Bradford the Support Agreement set forth as EXHIBIT A to this Agreement;

                  (ii) Systems Conversions. Wyman Park and Bradford shall meet on a regular basis to discuss and plan for the conversion of Wyman Park's data processing and related electronic informational systems to those used by Bradford, which planning shall include, but not be limited to, discussion of the possible termination by Wyman Park of third-party service provider arrangements effective at the Closing Date or at a date thereafter, non-renewal of personal property leases and software licenses used by Wyman Park in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Wyman Park shall not be obligated to take any such action prior to the Closing Date and, unless Wyman Park otherwise agrees, no conversion shall take place prior to the Closing Date. In the event that Wyman Park takes, at the request of Bradford, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Bradford shall indemnify Wyman Park for any such fee and charges, and the costs of reversing the conversion process, if for any reason the Bank Merger is not consummated for any reason other than a breach of this Agreement by Wyman Park, or a termination of this Agreement under Section 7.01(c)(iv) or (d)(iv).

                  (iii) List of Nonperforming Assets and Lending Activities. Wyman Park shall provide Bradford, within ten (10) days of the end of each calendar month, a written list (which shall include the outstanding principal amount of the loan, where applicable) of the following: (i) loans on nonaccrual,
(ii) real estate owned, (iii) all loans delinquent sixty (60) days or more as to principal or interest as of the end of such month and (iv) and impaired loans, subject to Wyman Park's obligations under relevant privacy laws. Also within twenty (20) days of the end of each calendar month, Wyman Park shall also provide Bradford with a status report on each loan with an unpaid principal balance of $500,000 or more, subject to Wyman Park's obligations under relevant privacy laws. On a monthly basis, Wyman Park shall provide Bradford with a listing of all loan approvals, which listing shall indicate the loan amount, loan type and other material features of the loan; and

                  (iv)     Stockholders'  Meeting.  Subject to  delays,  if any,
which may be occasioned by the review of proxy materials by a Regulatory Authority, Parent shall mail proxy materials relating to this Agreement and the transactions contemplated hereby to the stockholders of Parent within thirty
(30) days after the completion of the audit of Parent's financial statements for the year ended June 30, 2002, or as soon as is practicable, and, if consistent with its fiduciary obligation at the time and subject to Section 5.06, its Board of Directors shall recommend approval of this Agreement to the Parent stockholders.

     (b) From and after the date of this Agreement, Bradford, Parent and Wyman Park shall each:

                  (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Proxy Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and the transactions contemplated by this Agreement, (D) all other documents contemplated by this Agreement;

                  (ii) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to stockholders, internal announcements and customer disclosures, and neither Bradford nor Parent shall issue, or cause to be issued, any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                  (iii) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                  (iv) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered; or

                  (v) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

     SECTION 5.11 EMPLOYEE AND TERMINATION BENEFITS.

     (a) Except as provided in the next sentence and in Sections 5.11(c), 5.11(d) and 5.11(e) hereof, as of or after the Closing Date, and at Bradford's election and subject to the requirements of the Code and ERISA, the Compensation and Benefit Plans may be continued and maintained separately, consolidated, or terminated. Notwithstanding the foregoing, the ESOP and the Wyman Park 401(k) Plan will be terminated by Parent and/or Wyman Park prior to the Closing Date, and Parent and/or Wyman Park will withdraw from the Financial Institutions Retirement Fund as adopted by Wyman Park before the Closing Date (or as soon thereafter as is practicable, if it is not practicable due to the requirements of applicable law to withdraw prior to the Closing Date). Wyman Park employees who continue employment with Bradford following the Closing Date ("Continuing Employees") shall, to the extent determined by Bradford, participate in Bradford's employee benefit plans as of the first entry date coincident with or following the Closing Date (or such later date determined by Bradford), with recognition of prior service with Wyman Park for purposes of eligibility to participate and vesting, but not benefit accrual.

     Continuing Employees shall be enrolled in the Bradford medical, dental, life insurance and disability insurance programs available to other Bradford Federal employees immediately upon the termination of the Wyman Park plans (or as soon thereafter as is practicable, if it is not practicable to enroll such Continuing Employees immediately) without such Continuing Employees incurring any uninsured waiting periods or pre-existing conditions exclusions for such Continuing Employees and dependents participating in such similar Wyman Park plans at such time. Further, any plan year deductibles under such plans incurred as of the date of termination of the respective Wyman Park plans shall be credited to the first plan year deductibles under the comparable Bradford plans upon enrollment in such Bradford plans. The terms of this paragraph shall be operative only to the extent that the insurance carrier of each plan agrees, under reasonable conditions, to such terms.

     (b) At and for a period of six months following the Closing Date, any person who is an employee of Parent or Wyman Park five (5) business days prior to the Closing Date (other than an employee who is a party to an employment or change in control agreement) and whose employment is terminated by Bradford (other than by voluntary termination or termination for cause) during the period ending six (6) months after the Closing Date, shall be provided with severance benefits equal to two (2) weeks pay for every year of service with Parent or Wyman Park, up to a maximum of twenty-six (26) weeks. The benefits shall be paid within ten (10) days of the date of termination of employment.

     (c) The  employment-related  agreements  identified in DISCLOSURE  SCHEDULE
3.21 will be honored by Bradford, and Bradford will provide written notice to each individual who is a party to any such employment-related agreement of Bradford's assumption of the employment-related agreement, in accordance with the terms of such employment-related agreement. The payments that would be required to be made under those agreements as a result of the transactions contemplated by this agreement and/or the termination of the employment of the individuals covered by such employment-related agreements are set forth in DISCLOSURE SCHEDULE 3.21 (which payments, if applicable, shall be made by Wyman Park, or if requested by Bradford, by Bradford), shall be in complete satisfaction of all of the individual's rights under the employment-related agreement, neither Bradford, Parent nor Wyman Park shall have further obligation under the employment-related agreements, and each individual shall execute a cancellation agreement and release, in form and substance reasonably satisfactory to Bradford and Parent in connection with such payments. To the extent that Bradford has notified Parent prior to the Closing Date that employees with employment agreements or change in control severance agreements will not be retained by Bradford after the Closing Date, or to the extent that Parent has notified Bradford prior to the Closing Date that employees with employment agreements or change in control severance agreements shall resign on the Closing Date, then Parent shall make such termination payments in accordance with such agreements as of the Closing Date (which payments, at the request of Bradford, may be made by Bradford).

     (d) The following shall apply to the ESOP:

                  (i) Parent and/or Wyman Park shall take all steps necessary to provide the trustees of the ESOP with the appropriate amount of proxy materials to be used by Parent in connection with the transactions contemplated hereby pursuant to Section 5.10(a)(iv), as such trustees deem appropriate to comply with the requirements of ERISA and the terms of the ESOP, and Parent shall cause its transfer agent to cooperate with the ESOP trustees in connection with the distribution to the ESOP participants of such proxy materials and, as requested by the trustees, any additional communications required under ERISA and the terms of the ESOP; provided, however, that prior to the mailing of any such additional communications to the participants of the ESOP, Bradford shall have a reasonable opportunity to review such additional communications.

                  (ii) The outstanding ESOP indebtedness shall be repaid from the Merger Consideration received by the ESOP in exchange for its unallocated shares of Parent Common Stock. If the Merger Consideration received by the ESOP with respect to its unallocated shares of Parent Common Stock exceeds the balance of the outstanding ESOP indebtedness, the balance of such Merger Consideration (after repayment of the outstanding ESOP indebtedness) shall be allocated and distributed to the ESOP participants in accordance with the terms of the ESOP (as amended pursuant to (iii) below). However, if the Merger Consideration received by the ESOP with respect to its unallocated shares of Parent Common Stock is less than the balance of the outstanding ESOP indebtedness, Bradford will repay any such outstanding ESOP indebtedness.

                  (iii) The ESOP shall be amended by Parent and/or Wyman Park prior to the Closing Date in a manner reasonably satisfactory to Bradford to address issues required to be addressed by amendment prior to the termination of the ESOP. The amendment shall include the following:

                           (A)      The   amendment   shall clarify that, as set
forth in (ii) above, the outstanding ESOP indebtedness shall be repaid from the Merger Consideration received by the ESOP in exchange for its unallocated shares of Parent Common Stock.

                           (B)      The  amendment  shall  provide    that   the
provisions of Section 13.2 of the ESOP (as amended by amendment dated November 17, 1999) relating to payments to ESOP participants in respect of amounts which could not be allocated due to the limitations of IRC Section 415, shall become operative only if the IRS approves a reversion from the ESOP to Bradford of such excess amounts.

                           (C)      The  amendment  shall   provide  that an IRS
determination letter will be sought in connection with the ESOP termination, and that final distributions will not be made until such a letter is obtained.

                           (D)      The amendment  shall  provide  that the ESOP
will be converted to a profit sharing plan, and thus, any distributions from the ESOP on or after the Closing Date will be made in cash, and not employer securities.

                           (E)      The amendment shall provide that the ESOP is
terminated effective prior to the Closing Date.

                  (iv) Parent and/or Wyman Park may, to the extent permitted under the Code, and in accordance with their past practices, make contributions to the ESOP in an amount equal to the normal contribution amount for the plan year ending June 30, 2002, and make pro-rata contributions to the ESOP with respect to the period beginning July 1, 2002 to the Closing Date proportionately with the normal contribution amount for the plan year.

                  (v) Parent and/or Wyman Park shall provide to Bradford a favorable IRS determination letter with respect to the ESOP that takes into account all of the requirements of GUST.

     (e) The following shall apply to the Wyman Park 401(k) Plan:

                  (i) Parent or Wyman Park shall provide to Bradford prior to the Closing Date a signed copy of the adoption agreement for the Wyman Park 401(k) Plan, and the most recent IRS determination letter issued directly to the Wyman Park 401(k) Plan (not to the prototype sponsor), if any.

                  (ii) The Wyman Park 401(k) Plan shall be terminated by Parent and/or Wyman Park prior to the Closing Date.

                  (iii) Parent and/or Wyman Park may make contributions to the Wyman Park 401(k) Plan with respect to the period ending on the Closing Date in accordance with the terms of the Wyman Park 401(k) Plan as currently in effect and consistent with its past practice, subject to Parent's and/or Wyman Park's right to make contributions accrued through the Closing Date as if the Closing Date were the last day of the plan year.

                  (iv) Parent and/or Wyman Park shall take all steps necessary to provide the plan sponsor of the Wyman Park 401(k) Plan with the appropriate amount of proxy materials to be used by Parent in connection with the transactions contemplated hereby pursuant to Section 5.10(a)(iv), as such plan sponsor deems appropriate to comply with applicable law and the terms of the Wyman Park 401(k) Plan, and Parent shall cause its transfer agent to cooperate with the plan sponsor in connection with the distribution to the Wyman Park 401(k) participants whose accounts are invested in employer securities of such proxy materials and, as requested by the plan sponsor, any additional communications required under applicable law and the terms of the Wyman Park 401(k) Plan; provided, however, that prior to the mailing of any such additional communications to such participants, Bradford shall have a reasonable opportunity to review such additional communications.

                  (v) Prior to the Closing Date, the Wyman Park 401(k) Plan shall be amended to provide that, effective as of the Closing Date, employer securities will not be available as an investment option under the Wyman Park 401(k) Plan.

     (f) Prior to the Closing Date, Parent and/or Wyman Park shall obtain and provide to Bradford a written statement from the administrator of the Financial Institutions Retirement Fund (the "Fund") setting forth the amount that will be required to be paid to the Fund in connection with the termination of Parent and/or Wyman Park's participation in the Fund. Such amount shall not exceed $100,000. The statement shall provide information as of an estimated Closing Date to be determined by mutual agreement of Bradford and Parent and/or Wyman Park and shall set forth the basis for the determination of the liability set forth therein, including any actuarial or other assumptions.

     (g) Prior to the Closing Date, Wyman Park and Ernest A. Moretti shall execute an amendment to the Executive Supplemental Retirement Plan and Compensation Continuation Agreement (the "SERP") in form and substance reasonably satisfactory to Bradford and Parent such that as of the Closing Date all future benefit accruals under the SERP shall cease and the total benefit payable to Mr. Moretti thereunder shall be fixed at $707,216, which amount shall be payable in a lump sum, or in non-annuity installments, at the time otherwise provided under the terms of the SERP.

     (h) Prior to the Closing Date, Wyman Park and each of Joanne E. Sheckells, Ronald W. Robinson and Charmaine M. Snyder (each, an "Executive") shall execute an amendment to such Executive's Change in Control Protective Agreement, dated November 17, 1999 (each, a "Change in Control Agreement"), in form and substance reasonably satisfactory to Bradford and Parent, limiting the required funding of the rabbi trust provided for thereunder to the maximum benefits payable to the Executive thereunder and immediately renewing such Change in Control Agreement for a term expiring June 30, 2003.

     SECTION 5.12 DIRECTORS.

     At the Closing Date, two (2) of the existing directors of Parent shall be appointed to the Board of Directors of Bradford.

     SECTION 5.13 DUTY TO ADVISE.

     Bradford shall promptly advise Parent of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein or materially delay the consummation of the transactions contemplated hereby.

     SECTION 5.14 REDUCTION OF MERGER CONSIDERATION.

     (a) If the amount set forth on Schedule 3.14(c) with respect to the required payments by Wyman Park as a result of the termination of its participation in the Financial Institutions Retirement Fund shall exceed $100,000, the aggregate amount of the Merger Consideration to be paid to the stockholders of Parent pursuant to Section 2.02 and the holders of Parent Options pursuant to Section 2.04 shall be reduced by the amount of such excess (net of any tax deduction to which Parent and/or Wyman Park is entitled with respect to the payment of such excess), and the reduction of the per share Merger Consideration shall be determined by dividing such excess amount by (i) the number of shares of Parent Common Stock to be converted pursuant to Sections 2.02 plus (ii) the number of shares of Parent Common Stock represented by Parent Options to be exchanged for cash pursuant to 2.04 hereof.

     (b) If a reduction of the Merger Consideration is required pursuant to this
Section 5.14, Bradford will not have any other rights or claims against Parent or Wyman Park, their Subsidiaries, and their respective officers and directors, under this Agreement with respect to any breach of the representation set forth in Section 3.14(c) (as modified by DISCLOSURE SCHEDULE 3.14(C)) with respect to the required payments by Wyman Park as a result of the termination of its participation in the Financial Institutions Retirement Fund or the covenant set forth in Section 5.11(f), it being agreed that the reduction in the Merger Consideration pursuant to this Section 5.14 will constitute the sole and exclusive remedy of Bradford against Parent and Wyman Park, their Subsidiaries and their respective officers and directors with respect to the aforementioned breaches.

                                   ARTICLE VI

                                   CONDITIONS

     SECTION 6.01 CONDITIONS TO PARENT'S AND WYMAN PARK'S OBLIGATIONS UNDER THIS AGREEMENT.

     The obligations of Parent and Wyman Park hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Parent and Wyman Park pursuant to Section 8.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, Bradford to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Bradford; and Wyman Park and Parent shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of Bradford required by this Agreement to be performed by Bradford at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

     (c) Insurance Coverage. Bradford shall have obtained the insurance coverage as provided in Section 5.05(d) and shall provide Parent with written proof thereof.

     (d) Representations and Warranties. Each of the representations and warranties of Bradford set forth in this Agreement which is qualified as to materiality shall be true and correct and each such representational warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this

Agreement, and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date);

     (e) Approvals of Regulatory Authorities. The parties to this Agreement shall have received all required approvals from the Regulatory Authorities with respect to the Mergers; and all notice and waiting periods required thereunder shall have expired or been terminated;

     (f) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the transactions contemplated hereby;

     (g) Approval of Parent's Stockholders. This Agreement shall have been approved by the stockholders of Parent by such vote as is required under applicable law, and Parent's Charter and Bylaws;

     (h) Officer's Certificate. Bradford shall have delivered to Wyman Park a certificate, dated the Closing Date and signed, without personal liability, by its president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.01 have been satisfied; and

     (h) Funds Deposited with the Exchange Agent. Bradford shall have deposited or caused to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the holders of Parent Common Stock shall be entitled to receive on the Closing Date pursuant to Section 2.02,
Section 2.04 and Section 2.05 of this Agreement and shall provide Parent with sufficient evidence of the same.

     SECTION 6.02 CONDITIONS TO BRADFORD'S OBLIGATIONS UNDER THIS AGREEMENT.

     The obligations of Bradford hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Bradford pursuant to Section 8.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, Parent and Wyman Park to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Parent and Wyman Park; and Bradford shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of Parent and each Parent Subsidiary required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

     (c) Representations and Warranties. Each of the representations and warranties of Parent, Wyman Park and each Parent Subsidiary set forth in this

Agreement which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date);

     (d) Approvals of Regulatory Authorities. All required approvals from the Regulatory Authorities with respect to the Mergers shall have been received; and all notice and waiting periods required thereunder shall have expired or been terminated; provided, however, that no approval or consent referred to herein shall be deemed to have been received if it shall include any condition or requirement that, in the aggregate, would so materially reduce the economic or business benefits of the Mergers to Bradford that had such condition or requirement been known, Bradford, in its reasonable judgment, would not have entered into this Agreement.

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) No Material Adverse Effect. Since June 20, 2001, there shall not have occurred any Material Adverse Effect with respect to Parent or Wyman Park; and

     (g) Officer's Certificate. Parent and Wyman Park shall have delivered to Bradford, certificates, dated the Closing Date and signed, without personal liability, by their respective chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section
6.02 have been satisfied.

                                   ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

     SECTION 7.01 TERMINATION.

     This Agreement may be terminated at any time prior to the Closing Date:

     (a) by mutual written consent of the parties authorized by their respective boards of directors;

     (b) by Bradford, or Parent or Wyman Park (i) if the Closing Date shall not have occurred on or prior to February 28, 2003, (ii) if a vote of the stockholders of Parent is taken and such stockholders fail to approve this Agreement at the meeting of stockholders (or any adjournment thereof) of Parent contemplated by Section 5.04(b) hereof, or (iii) any applicable regulatory authority formally disapproves the issuance of any required regulatory approval, unless in the case of clauses (i) and (ii) of this Section 7.01(b) such failure is due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party on or before February 28, 2003.

     (c) by Bradford if (i) at the time of such termination any of the representations and warranties of Parent or Wyman Park contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 6.02(b) or (c) hereof cannot be satisfied, (ii) there shall have been any material breach of any covenant, agreement or obligation of Parent or Wyman Park hereunder and such breach shall have not been remedied by Parent or Wyman Park within fifteen (15) business days after receipt by them of notice in writing from Bradford specifying the nature of such breach and requesting that it be remedied, (iii) any applicable Regulatory Authority approves the transactions contemplated but with conditions attached such that the requirements of Section 6.02(d) are not satisfied, (iv) Parent has received a Superior Proposal, and in accordance with Section 5.06 of this Agreement, the Board of Directors of Parent has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement or withdrawn its recommendation of this Agreement, failed to make such recommendation or modified or qualified its recommendation in a manner adverse to Bradford, or (v) any event occurs such that a condition set forth in Section 6.02 hereof which must be fulfilled before Bradford is obligated to consummate the Mergers cannot be fulfilled and non-fulfillment is not waived by Bradford.

     (d) by Parent or Wyman Park if (i) at the time of such termination any of the representations and warranties of Bradford contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 6.01(b) or (c) hereof cannot be satisfied, (ii) there shall have been any material breach of any covenant, agreement or obligation of Bradford hereunder and such breach shall not have been remedied within fifteen (15) business days after receipt by Bradford of notice in writing from Parent specifying the nature of such breach and requesting that it be remedied, (iii) any event occurs such that a condition set forth in Section 6.01 hereof which must be fulfilled before Parent is obligated to consummate the Merger cannot be fulfilled and non-fulfillment is not waived by Parent, or (iv) Parent has received a Superior Proposal, and in accordance with Section 5.06 of this Agreement, the Board of Directors of Parent has made a determination to accept such Superior Proposal; provided that Parent shall not terminate this Agreement pursuant to this Section 7.01(d)(iv) and enter in a definitive agreement with respect to the Superior Proposal until the expiration of three (3) business days following Bradford's receipt of written notice advising Bradford that Parent has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether Parent intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, Parent shall provide a reasonable opportunity to Bradford during the three-day period to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the Mergers on such adjusted terms.

     SECTION 7.02 EFFECT OF TERMINATION.

     Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 8.01 (Expenses), Sections 5.02 (Access; Confidentiality) and the last sentences of 5.10(a)(ii) (Systems Conversion), which shall remain in full force and effect), and there shall be no further liability on the part of Bradford, Parent or Wyman Park to the other, except that no party shall be relieved or released from any liabilities or damages arising out of its willful or fraudulent breach of any provision of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01 EXPENSES.

     (a) Except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Section 8.01(a) shall not be construed to relieve or release a breaching party from any liability or damages arising out of its willful breach of any provision of this Agreement.

     (b) As a condition of Bradford's willingness, and in order to induce Bradford to enter into this Agreement and to reimburse Bradford for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Parent and Wyman Park hereby agree to pay Bradford, and Bradford shall be entitled to payment of a fee of, five hundred fifty thousand dollars ($550,000) (the " Bradford Termination Fee"), within five (5) business days after written demand for payment is made by Bradford, following the occurrence of any of the events set forth below:

                  (i) Parent terminates this Agreement pursuant to Section 7.01(d)(iv) or Bradford terminates this Agreement pursuant to Section 7.01
(c)(iv); or

                  (ii) the entering into a definitive agreement by Parent relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Parent within seven (7) months after the occurrence of any of the following: (i) the termination of the Agreement by Bradford pursuant to
Section 7.01(c)(ii); or (ii) the failure of the stockholders of Parent to approve this Agreement after the occurrence of an Acquisition Proposal.

     If demand for payment of the Bradford Termination Fee is made pursuant to this Section 8.01(b) and payment is timely made, then Bradford will not have any other rights or claims against Parent or Wyman Park, their Subsidiaries, and their respective officers and directors, under this Agreement, it being agreed that the acceptance of the Bradford Termination Fee under this Section 8.01(b) will constitute the sole and exclusive remedy of Bradford against Parent and Wyman Park, their Subsidiaries and their respective officers and directors.

     (c) As a condition of Parent's willingness, and in order to induce Parent to enter into this Agreement and to reimburse Parent for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Bradford hereby agrees to pay Parent, and Parent shall be entitled to payment of a fee of, two hundred thousand dollars ($200,000) (the "Wyman Termination Fee"), within five (5) business days after written demand for payment is made by Parent, following the termination of this Agreement by Bradford pursuant to Section 7.01(c)(iii).

     If demand for payment of the Wyman Termination Fee is made pursuant to this
Section 8.01(c) and payment is timely made, then Parent and Wyman will not have any other rights or claims against Bradford, its Subsidiaries, and its officers and directors, under this Agreement, it being agreed that the acceptance of the Wyman Termination Fee under this Section 8.01(c) will constitute the sole and exclusive remedy of Parent and Wyman against Bradford, its Subsidiaries and its officers and directors.

     SECTION 8.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES .

     All representations and warranties shall terminate on the Closing Date.

     SECTION 8.03 AMENDMENT, EXTENSION AND WAIVER.

     Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     SECTION 8.04 ENTIRE AGREEMENT.

     This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral with respect to its subject matter, except as expressly referenced herein, including, without limitation, the Confidentiality Agreement referenced in Section 5.02. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02, 2.03, 5.05 and 5.11(c), (d) and (e).

     SECTION 8.05 NO ASSIGNMENT.

     Notwithstanding anything to the contrary in this Agreement, neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

     SECTION 8.06 NOTICES.

     All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

     (a) If to Bradford to:

                  Bradford Bank
                  6900 York Road
                  Baltimore, Maryland  21212-1550
                  Attention:        Dallas Arthur
                                    President
         with a copy to:

                  Venable, Baetjer and Howard, LLP
                  1800 Mercantile Bank & Trust Building
                  2 Hopkins Plaza
                  Baltimore, MD  21201
                  Attention:      Elizabeth R. Hughes, Esq.
                  Phone:  (410) 244-7400
                  Fax:  (410) 244-7742
                  Email:  bhughes@venable.com


     (b) If to Parent or Wyman Park, to:

                  Wyman Park Federal Savings & Loan Association
                  11 West Ridgely Road
                  Lutherville, MD  21093-5113
                  Attention:        Ernest A. Moretti
                                    President
         with a copy to:

                  Kutak Rock LLP
                  1101 Connecticut Avenue, N.W.
                  Suite 1000
                  Washington, DC  20036
                  Attention:      Paul D. Borja, Esq.
                  Phone:  (202) 828-2400
                  Fax:  (202) 828-2488
                  Email:  paul.borja@kutakrock.com

     SECTION 8.07 CAPTIONS; INTERPRETATION.

     (a) The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words "include" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require Bradford, Parent, Wyman Park, or any of their respective officers, directors, Subsidiaries or affiliates to take any action which would violate or conflict with any applicable law (whether statutory or common), rule or regulation.

     SECTION 8.08 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 8.09 SEVERABILITY.

     If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     SECTION 8.10 GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to conflict of law principles.

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


ATTEST:                                   BRADFORD BANK




                                          By:      _________________________
                                                   Dallas Arthur
                                                   President




-------------------------
Jean Quinn
Secretary
                                          WYMAN PARK BANCORPORATION, INC.




                                          By:      _________________________
_________________________                          Ernest A. Moretti
Charmaine Snyder                                   President
Secretary
                                          WYMAN PARK FEDERAL SAVINGS & LOAN
                                          ASSOCIATION




                                          By:      _________________________
_________________________                          Ernest A. Moretti
Charmaine Snyder                                   President
Secretary




                [Signature Page of Agreement and Plan of Merger]